Exhibit 99.1

July 14, 2009
Bulletin No. 1329

No July 2009 Capital Stock Repurchase

Dear Chief Executive Officer:

Conditions in the mortgage and credit markets continue to affect the loan collateral underlying certain mortgage-backed securities in the Bank's held-to-maturity portfolio, which is likely to result in additional other-than-temporary impairment charges on those securities. Because we believe it is essential that we continue to preserve the Bank's capital in this environment, we will not repurchase excess capital stock on July 31, 2009, the next regularly scheduled repurchase date. We will continue to monitor developments in the mortgage and credit markets as the basis for determining the status of capital stock repurchases in future quarters.

If you have any questions, please contact your Relationship Manager or any member of the Bank's senior management.

Sincerely,

/s/ Dean Schultz
President and Chief Executive Officer

cc: Chief Financial Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This bulletin contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "likely," "will," or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the changes in federal laws and regulations. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.